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                                                                    Exhibit 10.9


                        SOUTHERN PERU COPPER CORPORATION

                           COMPENSATION DEFERRAL PLAN

                (As Amended and Restated as of November 4, 1999)

SECTION 1  -  EFFECTIVE DATE.
The effective date of the Plan as originally adopted is January 1, 1998. The effective date of the Plan as hereby amended and restated is November 4, 1999.

SECTION 2  -  DEFINITIONS.

1)  BOARD. The Board of Directors of Southern Peru Copper Corporation.

2)  CODE. The Internal Revenue Code of 1986, as amended.

3) COMMITTEE. The Compensation Committee of the Board or any individual or individuals to whom authority has been delegated hereunder by the Compensation Committee.

4) COMPANY. Southern Peru Copper Corporation and any subsidiary of Southern Peru Copper Corporation that has adopted the Plan.


5) DEFERRAL AMOUNTS. A Participant's Salary Deferral Amounts, Incentive Compensation Deferral Amounts, Employer Provided Benefit, and Special Incentive Compensation Awards.

6)  DIRECTOR. Any individual serving as a member of the Board.

7) INCENTIVE COMPENSATION PLAN. The Southern Peru Copper Corp. Incentive Plan for Select Management Payroll Employees, and the Logistic Services Incorporated Incentive Plan.

8) PARTICIPANT. An Eligible Employee, as defined in Section 3, who has a valid election in effect under the Plan.

9) PARTICIPANT ACCOUNT. A bookkeeping account established in the financial records of the Company to record the Deferral Amounts and deemed investment earnings or losses arising therefrom based on Participant elections pursuant to Section 5.

10) RETIREMENT. Retirement under the Retirement Benefit Plan for Salaried Employees of Southern Peru Copper Corporation.

11) SAVINGS PLAN. Savings Plan of Southern Peru Copper Corporation and Participating Subsidiaries.


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SECTION 3  -  ELIGIBILITY.

a)  SALARY DEFERRAL

    For purposes of salary deferral, any employee eligible to participate in the Savings Plan who:

1) had compensation from the Company of at least $80,000 (or such other greater limit as may be established under Code Section 414(q)(1)(B)(1)) (the "HCE Limit") for the calendar year preceding the year for which the election is effective, or

2) has an annualized base salary equal to or greater than the HCE Limit for the year for which the election is effective shall be considered an "Eligible Employee".

b)  INCENTIVE COMPENSATION DEFERRAL

    For purposes of deferrals of incentive compensation received under the Incentive Compensation Plan ("Incentive Compensation Awards"), any exempt salaried employee of the Company who meets the compensation requirements of
    Section 3(a)(1) or 3 (a) (2) above, shall be considered an "Eligible Employee".

SECTION 4 - PARTICIPATION.
a)  ELECTION TO DEFER

1) SALARY DEFERRAL. To become a Participant in the salary deferral component of the Plan for a particular calendar year, an Eligible Employee must elect, prior to the beginning of such calendar year, to defer receipt of a percentage of his base annual salary to be earned during the succeeding calendar year. Such an election shall be in writing on forms prescribed by the Committee, and shall include the percentage of base annual salary to be deferred. A Participant's election to defer with respect to a calendar year under this subsection (a)(1) shall continue in effect for all subsequent calendar years until changed in accordance with subsection (d). An employee of the Company who becomes an Eligible Employee during a calendar year may elect to become a Participant in the Salary Deferral component of the Plan for such calendar year by electing to defer a percentage of his base annual salary (in accordance with Section 4(b)) within 30 days of becoming an Eligible Employee. The election will be effective on a prospective basis beginning with the payroll period that occurs as soon as administratively practicable following receipt of the election by the Committee.

2) INCENTIVE COMPENSATION DEFERRAL. To become a participant in the Incentive Compensation Deferral component of the Plan for a particular calendar year, an Eligible Employee must elect, prior to the beginning of such calendar year, to defer receipt of an amount not to exceed 100 percent of his Incentive Compensation Award, payable during the calendar year to which the election relates. Such an election shall be in writing on forms prescribed by the Committee. A Participant's election to defer with respect to a calendar year under this subsection (a)(2) shall continue in effect for all subsequent calendar years until changed in accordance with subsection (d).


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b)  DEFERRAL AMOUNT

1) SALARY DEFERRAL. A Participant who meets the requirements of Section 4(a)(1) for a calendar year may elect to have the following amounts (the "Salary Deferral Amount") credited to his account for such calendar year or portion thereof during which an election is effective (the "Deferral Period"):

         a) the product of (i) the Participant's elected salary deferral contribution percentage under this Plan (not to exceed the maximum contribution percentage permitted under the Savings Plan) and (ii) the lesser of the Participant's base annual salary for such year or the Compensation Limit (as defined below); reduced by the maximum contribution permitted for highly compensated employees under the Savings Plan due to the limitations imposed by Code Section 401(k)(3) or by the plan administrator for the Savings Plan for such calendar year; and

         b) the Participant's elected salary deferral contribution percentage under the Savings Plan as in effect on January 1 of such year, multiplied by the Participant's base annual salary in excess of the Code
    Section 401(a)(17) limit, as adjusted from time to time ($160,000 in 1999) (the "Compensation Limit"); provided, however, that the total amount of Salary Deferrals under this subsection cannot exceed the maximum contribution percentage as may then be permitted under the Savings Plan).

2) INCENTIVE COMPENSATION DEFERRAL. The amount of a Participant's incentive compensation deferral for a Deferral Period shall be any whole dollar amount or whole percent of his Incentive Compensation Award payable during the calendar year as elected by the Participant (the "Incentive Compensation Deferral Amount"). In the event the award payable is less than the dollar amount specified in the Participant's election, the full amount of the award shall be deferred (subject to Section 15).

3) EMPLOYER PROVIDED BENEFIT. With respect to each Deferral Period, the Company shall make a deemed matching contribution equal to 50% of each Participant's Salary Deferral Amount (each such deemed matching contribution, an "Employer Provided Benefit); provided, however, that no Participant's Employer Provided Benefit with respect to a particular year may exceed the amount by which 3% of such Participant's base salary for such year exceeds the matching contribution made by the Company on the Participant's behalf under the Savings Plan for such year.

4) SPECIAL INCENTIVE AWARDS. Notwithstanding anything to the contrary herein, the Committee, in its discretion, may provide for any amounts awarded to a Participant by the Board or the Committee as a special incentive award under the Incentive Compensation Plan to be deferred pursuant to the terms of this Plan and credited to a Participant's Account, subject to the terms and limitations of the award ("Special Incentive Awards").

c)  IRREVOCABILITY OF ELECTION


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    Subject to the provisions of subsection (d) of this Section 4, a deferral election hereunder shall be irrevocable.

d)  CHANGE OF ELECTION

    A Participant may change prior elections with respect to Salary Deferral or Incentive Compensation Deferral once in each calendar year. Changes shall be in writing, on forms prescribed by the Committee. Such change of election shall first be effective for the calendar year beginning after the date the change is received by the Committee.

SECTION 5  -  DEEMED INVESTMENT PROVISIONS.

a) At the time of the election to participate in the Plan, the Participant must elect in writing to have his Deferral Amounts deemed invested, in increments of no less than 5%, in one or more of the investment funds as are provided under the Savings Plan, except; however, that the SPCC Common Stock Fund shall not be available as a deemed investment. Said election must total one hundred percent (100%) of his Deferral Amounts.

b) The Participant Accounts shall be credited with deemed earnings, gains, losses, expenses and changes in the fair market value of such Participant Accounts as if the Company had followed such investment designations.

c) Each Participant may elect in writing that his future Deferral Amounts be deemed invested in a proportion different from that previously elected, but the new election shall be prospective only and shall be made in accordance with paragraph (b) of this Section 5. Any changes in such deemed investments must be in accordance with rules, if any, as are established by the Committee.

d) The election of a deemed investment option is the sole responsibility of each Participant. Neither the Company, nor the Committee, nor any trustee of any trust that may be established in connection with the Plan are authorized or permitted to advise (or shall have any liability with respect to) a Participant as to the election of any option or the manner in which his Deferral Amounts shall be deemed to be invested.

e) Consistent with this Section 5, each Participant may elect in writing, that a whole percentage (no less than 5%) or specific dollar amount of his deemed investment in any fund may be transferred to any other fund available under the Plan. Such election will be prospective only and will be permitted in accordance with rules, if any, as are established by the Committee.

SECTION 6  -  PAYMENT OF BENEFITS.

Each Participant shall receive the value of his Participant Account in cash promptly following the Participant's Retirement or other termination from the Company. In the event of the death of a Participant before receiving the value of his Participant Account, such distribution shall be paid to his beneficiary or beneficiaries designated pursuant to Section 7 as soon as practicable under the Plan.


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SECTION 7  -  DESIGNATION OF BENEFICIARY.

A Participant may designate one or more beneficiaries by giving written notice to the Committee. If no beneficiary is so designated, the Participant's beneficiary will be the Participant's estate. If more than one beneficiary statement has been filed the beneficiary or beneficiaries designated in the statement bearing the most recent date will be deemed the valid beneficiary.

SECTION 8  -  PARTICIPANT'S RIGHTS UNSECURED.

The right of any Participant to receive benefits under the provisions of the Plan shall be contractual in nature only; however, the amounts of such benefits may be held in a trust, the assets of which shall be subject to the claims of the Company's general creditors only in the event of bankruptcy or insolvency. Any amounts paid to a Participant from such trust shall reduce the amount of benefits owed by the Company.

SECTION 9  -  PARTICIPATION IN OTHER PLANS.

Nothing in this Plan will affect any right which a Participant may otherwise have to participate in any other retirement plan or agreement which the Company may have now or hereafter.

SECTION 10  - NON-ALIENATION OF BENEFITS.

No right to receive payments hereunder shall be transferable or assignable by a Participant or beneficiary.

SECTION 11  - ADMINISTRATION OF THE PLAN.

The Plan shall be administered by the Committee. The Committee shall construe and interpret the Plan and may adopt rules and regulations governing the administration of the Plan, as well as exercise any duties and powers conferred on it by the terms of the Plan. The Committee shall act by vote or written consent of a majority of its members or otherwise as in accordance with its general procedures as in effect from time to time.

SECTION 12  - AMENDMENT OR TERMINATION OF THE PLAN.

This Plan may at any time or from time to time be amended, modified or terminated by the Board. No amendment, modification or termination shall, without the consent of a Participant, adversely affect such Participant's accruals in his Participant Account.


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SECTION 13  - NO ENTITLEMENT TO AWARDS OR RIGHT OF CONTINUED EMPLOYMENT.

Neither the establishment of the Plan nor the payment of any benefits hereunder nor any action of the Company, a subsidiary of the Company, or the Committee shall be held or construed to confer upon any person any legal right to be awarded any amounts under the Incentive Plan or the Incentive Compensation Plan or to continue in the employ of the Company or a subsidiary of the Company. The Company and its subsidiaries expressly reserve the right to discharge any Participant whenever the interest of any such company in its sole discretion may so require without liability to such company or the Committee except as to any rights which may be expressly conferred upon such Participant under the Plan.

SECTION 14  - DISCRETION OF COMPANY, COMMITTEE, AND BOARD.

Any decision made or action taken by the Company or by the Committee or by the Board arising out of or in connection with the construction, administration, interpretation and effect of the Plan shall lie within the absolute discretion of the Company, the Committee or the Board, as the case may be, and shall be final, conclusive and binding upon all persons.

SECTION 15  - TAX WITHHOLDING.

There shall be deducted from all deferrals or payments made under this Plan the amount of any taxes required to be withheld by any Federal, state, local or foreign government, including any employment taxes required to be withheld under Code Section 3121(v). The Participants and their beneficiaries, distributees, and personal representatives will bear any and all Federal, foreign, state, local or other income or other taxes imposed on amounts paid under the Plan, and the Company may take whatever actions are necessary and proper to satisfy all obligations of such persons for payment of all such taxes.

SECTION 17  - SEVERABILITY.

In the event any provision of this Plan would serve to invalidate the Plan, that provision shall be deemed to be null and void, and the Plan shall be construed as if it did not contain the particular provision that would make it invalid.

SECTION 18  - GOVERNING LAW; BINDING EFFECT; MISCELLANEOUS.

The Plan shall be governed and construed and enforceable in accordance with the laws of the State of New York, except as superseded by applicable Federal law.

Where appearing in the Plan, the masculine gender shall include the feminine gender.

         IN WITNESS WHEREOF, the Company has caused the Southern Peru Copper Corporation Compensation Deferral Plan to be duly adopted and executed by its duly authorized officers and its corporate seal affixed hereon as of November 4, 1999.


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                                  Southern Peru Copper Corporation

                                  By: /s/ Oscar Gonzalez Rocha
                                      ------------------------
                                             President

                                  By: /s/ Daniel Tellechea Salido Vice
                                      --------------------------------
                                                President

Attest:


/s/ Susana D. Delanney
-----------------------
  Assistant Secretary

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